UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 9, 2010

FUSA Capital Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-50274	51-0520296
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number	Identification No.)

701 Fifth Avenue, Suite 4200, Seattle, WA   98104
(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code:  (888)366-6115

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 – Matters Related to Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities.

On July 9, 2010 the registrant sold 10,000 in shares of its common stock at $1.00 each, for a total purchase price of $10,000.  The shares were purchased by Jenifer Osterwalder, the Company's President, Chief Executive Officer and
a Director of the Company.  Since April, 1, 2010, Ms. Osterwalder has advanced more than $10,000 in cash to unrelated parties on behalf of the Company for its legal, audit and other corporate expenses.  Ms. Osterwalder received the above referenced 10,000 shares in exchange for cancellation of $10,000 worth of the debt owed to her as reflected on the books and records of the Corporation.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

a)    Not Applicable.

b)    Not Applicable.

c)    Exhibits

No.	Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 16, 2010

By: /s/ Jenifer Osterwalder
Name:   Jenifer Osterwalder
Title:  President and CEO